Exhibit 99.1

November 10, 2011

Dialogic Inc. Reports Third Quarter 2011 Financial Results

MILPITAS, Calif. – (BUSINESS WIRE) – Dialogic Inc. (NASDAQ:DLGC), a leading provider of communications technologies that power advanced networks, today announced third quarter financial results for the period ending September 30, 2011.

Third Quarter Highlights

•	Achieved record gross margin percentage, the highest in the Company’s history.

•	Book to bill above one for the quarter and slightly above one for the first three quarters of 2011.

•	Strong momentum in NextGen design wins in optimization for mobile backhaul networks with tier 1 international carriers.

•	Several QoE (Quality of Experience) video analytics software trials with leading content providers.

•	Awarded significant number of contracts for ControlSwitch/SBC solutions by competitive carriers in the CALA (Caribbean and Latin American) region.

“This quarter we achieved record gross margin percentage” said Nick Jensen, Dialogic’s Chairman and Chief Executive Officer. “We saw good demand for our NextGen products and strong activity in NextGen design wins in the world’s fastest growing mobile network markets, specifically in the BRIC (Brazil, Russia, India, China) countries and the MEA (Middle East and Africa) region. In the third quarter, we also experienced a significantly steeper decline in revenue from our legacy products, which became evident very late in the quarter. This was driven primarily by the softness and macroeconomic challenges facing Western Europe and the United States, and offset some of the growth from our NextGen products. We anticipate that revenues for our NextGen products will continue to grow significantly in the fourth quarter and throughout 2012, adjusted for seasonality, as mobile operators continue to expand network capacity to address the demand for data services, based on Dialogic solutions.”

Financial Results

On a GAAP basis, Dialogic achieved the following financial results for the third quarter 2011 as compared to the results of the second quarter of 2011:

•	Revenue of $47.4 million, as compared to $55.8 million

•	Gross Margin of 60% as compared to 59%

•	Operating Expense of $37.3 million, as compared to $38.2 million

•	Net Loss attributable to common shareholders of $13.1 million or $0.42 per share, as compared to $11.3 million or $0.36 per share

As reflected below in the reconciliation of the third quarter 2011 Statement of Operations to Adjusted EBITDA, on a non-GAAP basis, Dialogic achieved the following financial results for the third quarter 2011 as compared to the results of the second quarter 2011:

•	Revenue of $48.0 million, as compared to $58.7 million

•	Gross Margin of 65%, as compared to 62%

•	Operating Expenses of $30.3 million, as compared to $33.4 million

•	Adjusted EBITDA of $1.0 million, as compared to $3.1 million

“In the third quarter, we saw several trends in our business and the overall economic climate” said Jensen. “First, our NextGen mobile backhaul optimization product is proving to be an essential part of how mobile network operators optimize their network capacity today to accommodate the explosive growth in subscribers and data traffic. We have a solid pipeline and expect significant results from our mobile backhaul optimization products in the fourth quarter and in 2012. Second, as we have stated in previous quarters, the revenue from legacy products will continue to decline and is expected to decline at an accelerated rate for the rest of 2011 and into 2012. In addition, our business will likely continue to be sensitive to the timing of large contracts. During the quarter, approximately $4 million of revenue expected to close in the quarter did not close in time for revenue to be realized for the third quarter, but closed during the first few days of the fourth quarter and has been booked. In the third quarter, we achieved non-GAAP operating expenses of $30.3 million as per previous guidance and now expect that annual run rate of $120 million to further decline over the coming quarters. Furthermore, as our product mix continues to change in future quarters, we see opportunities for further gross margin expansion going forward.”

Business Outlook for 2011

Today Dialogic issued its updated outlook for the full year 2011.

Item	Business Outlook
Non-GAAP Basis
Revenue	Approximately $210 Million
Adjusted Gross Margin	64% - 65%
Adjusted EBITDA Margin	3% - 4%

“Furthermore, we expect a significant increase in free cash flow (FCF) for the fourth quarter. As for the Balance Sheet, the company is committed to strengthen its balance sheet, including working capital and refinancing its current long-term debt. The company is confident that it will be able to do so in due course,” said Jensen.

“In summary, we are encouraged by our third quarter’s financial results,” said Jensen. “Our NextGen products continue to gain traction with some of the largest mobile networks in some of the fastest growing markets in the world. We continue to invest in research and development, and we expect to announce significant additions to our product roadmap in 2012. We are encouraged by our prospects and believe that we have the right products at the right time to create new revenue opportunities and reduce expenses for mobile network operators as data dominates mobile networks.”

DIALOGIC INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2011	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$8,982	$14,742	$24,559
Restricted cash	1,602	1,609	650
Accounts receivable, net	45,522	45,226	57,931
Inventories	21,081	23,951	27,102
Prepaid expenses	3,671	4,349	5,703
Other current assets	4,503	4,374	7,695

Total current assets	85,361	94,251	123,640
Property and equipment, net	8,705	9,108	10,262
Intangible assets, net	36,658	40,062	46,904
Goodwill	31,223	31,223	31,614
Deferred debt issuance costs, net	1,123	1,900	3,307
Other assets	1,497	1,580	1,393

Total assets	$164,567	$178,124	$217,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness	$11,617	$12,910	$12,783
Accounts payable	17,442	13,364	23,552
Accrued liabilities	22,251	23,929	23,765
Deferred revenue	13,939	14,673	17,209
Income tax payable	1,848	2,486	2,010
Short-term debt, related party	89,875	89,875	—
Interest payable on long-term debt	3,258	3,404	2,953

Total current liabilities	160,230	160,641	82,272
Long-Term liabilities:
Long-term debt, related party	4,566	4,343	93,811
Accrued restructuring	2,667	2,780	—
Income taxes payable	2,286	2,518	2,416
Deferred revenue	1,928	2,388	2,423

Total liabilities	171,677	172,670	180,922
Commitments and contingencies
Stockholders’ equity:
Common shares and additional paid-in capital	221,263	220,462	218,783
Accumulated other comprehensive (loss)	(22,213)	(21,946)	(22,071)
Accumulated deficit	(206,160)	(193,062)	(160,514)

Total stockholders’ equity (deficit)	(7,110)	5,454	36,198

Total liabilities and stockholders’ equity (deficit)	$164,567	$178,124	$217,120

DIALOGIC INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:
Products	$36,604	$37,243	$118,428	$115,051
Services	10,817	2,517	29,644	8,270

Total revenues	47,421	39,760	148,072	123,321

Cost of Revenues:
Products	13,700	15,092	45,237	40,699
Services	5,358	2,121	16,215	6,666

Total cost of revenues	19,058	17,213	61,452	47,365

Gross profit	28,363	22,547	86,620	75,956

Operating Expenses:
Research and development, net	13,540	10,273	42,262	30,741
Sales and marketing	12,664	11,176	41,829	33,453
General and administrative	9,391	8,147	27,552	19,811
Merger costs	—	1,213	—	2,128
Restructuring charges	1,674	549	6,421	549

Total operating expenses	37,269	31,358	118,064	86,682

Loss from operations	(8,906)	(8,811)	(31,444)	(10,726)
Interest and other income (expense)	(3)	13	(3)	538
Interest expense, related party	(4,695)	(5,346)	(13,227)	(14,366)
Foreign exchange gains (losses), net	(51)	(99)	(384)	(98)

Loss before income taxes	(13,655)	(14,243)	(45,058)	(24,652)
Income taxes provision (benefit)	(557)	258	588	709

Net loss	(13,098)	(14,501)	(45,646)	(25,361)

Change in redemption value of preferred shares	—	(3,047)	—	(3,047)

Net loss attributable to common shareholders	$(13,098)	$(17,548)	$(45,646)	$(28,408)

Net loss allocable to common stockholders per share - basic and diluted	$(0.42)	$(2.29)	$(1.46)	$(3.71)

Weighted-average shares outstanding used in computing net loss per share - basic and diluted:	31,344	7,652	31,283	7,652

DIALOGIC INC.

Reconciliation of Condensed Consolidated Statement of Operations Loss to Adjusted Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended September 30, 2011
	Statement of Operations	Adjustments		Adjusted Non-GAAP
Revenues:
Products	$36,604	$155	B	$36,759
Services	10,817	413	B	11,230

Total revenues	47,421	568		47,989

Cost of Revenues:
Products	13,700	(2,373)	A,B,C	11,327
Services	5,358	(25)	E	5,333

Total cost of revenues	19,058	(2,398)		16,660

Gross profit	28,363	2,966		31,329

Operating Expenses:
Research and development, net	13,540	(741)	A,C,E	12,799
Sales and marketing	12,664	(1,524)	A,C,E	11,140
General and administrative	9,391	(2,995)	A,C,D,E	6,396
Merger costs	—	—		—
Restructuring charges	1,674	(1,674)		—

Total operating expenses	37,269	(6,934)		30,335

Loss from operations	(8,906)	9,900		994
Interest and other income (expense)	(3)	3		—
Interest expense, related party	(4,695)	4,695		—
Foreign exchange gains (losses), net	(51)	51		—

Loss before income taxes	(13,655)	14,649		994
Income taxes provision (benefit)	(557)	557		—

Net loss/Adjusted EBITDA	$(13,098)	$14,092		$994

(A) Stock-based compensation for the three months ended September 30, 2011, was as follows:

September 30, 2011
Cost of revenues	$89
Research and development, net	239
Sales and marketing	234
General and administrative	198

$760

(B) Purchase price adjustments for the three months ended September 30, 2011, was as follows:

September 30, 2011
Revenues:
Products	$155
Services	413

Total revenues	$568

Cost of Revenues:
Products	138

Total cost of revenues	$138

(C) Depreciation and amortization for the three months ended September 30, 2011, was as follows:

September 30, 2011
Cost of revenues	$2,146
Research and development, net	437
Sales and marketing	1,269
General and administrative	812

$4,664

(D) SEC Inquiry for the three months ended September 30, 2011, was as follows:

September 30, 2011
General and administrative	1,699

$1,699

(E) Integration for the three months ended September 30, 2011, was as follows:

September 30, 2011
Cost of revenues	$25
Research and development, net	65
Sales and marketing	21
General and administrative	286

$397

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP operating income (loss) is useful to investors, because it describes the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation as well as certain nonrecurring expenses. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA and also non-cash stock compensation expense, purchase price adjustments resulting from the fair value adjustments of the assets and liabilities of Veraz Networks as of October 1, 2010, acquisition and integration related costs, restructuring expenses, SEC inquiry expenses and foreign exchange gains (losses). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Stock-based compensation: These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under ASC 718. Dialogic excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses and are also excluded by our lender in the calculation of EBITDA. As Dialogic applies ASC 718, it believes that it is useful to its investors to understand the impact of the application of ASC 718 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Dialogic and because such expense is not used by management to assess the core profitability of our business operations. Dialogic further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

SEC inquiry expense: Due to the generally nonrecurring nature and magnitude of expense associated with the SEC inquiry, Dialogic excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.

Conference Call Information

Dialogic will hold its third quarter earnings conference call at approximately 5:00pm Eastern Time on Thursday, November 10, 2011. Dialogic will offer a live webcast of the conference call, which will also include forward-looking information. For parties in the United States, call 1-800-860-2442 to access the conference call. International parties can access the call at 412-858-4600. The webcast will be accessible from the “Investor Relations” section of the Dialogic website (www.dialogic.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available one hour after the call and will run for one month. To hear the replay, parties in the United States should call 1-877-344-7529 and enter passcode 10006191#. International parties should call 1-412-317-0088 and enter passcode 10006191#. In addition, Dialogic’s press release will be distributed via Business Wire and posted on the Dialogic website before the conference call begins (DLGC-IR).

About Dialogic

For over 25 years, Dialogic (NASDAQ: DLGC) and its subsidiaries have been providing communications platforms and technology to enterprise and service provider markets. Our portfolio of IP and TDM based multimedia processing and call control technologies enables developers and service providers to build and deploy innovative applications without concern for the complexities of the communications medium or network. This empowers our customers to unleash the profit from video, voice and data for advanced networks. For more information on Dialogic, visit www.dialogic.com.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, gross margin expansion, adding working capital, refinancing long-term debt, creating new revenue opportunities, reducing operating expenses and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic’s business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, each as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic is a registered trademark of Dialogic Inc. or a subsidiary. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

or

Dialogic

Anthony Housefather, 514-832-3577

anthony.housefather@dialogic.com